EXHIBIT 23.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-50326, No. 333-38143, No. 033-59898, and No. 033-38138)
pertaining to the Investment Incentive Plan of Fremont General Corporation of our report dated June 15, 2006, with respect to the financial statements of the Fremont General Corporation and Affiliated Companies Investment Incentive Plan included in this Amendment to the Annual Report on Form 11-K/A for the year ended December 31, 2005 filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP


Los Angeles, California
August 8, 2007